Exhibit 3.2 Articles of Incorporation

ARTICLES OF INCORPORATION

OF

IMPERIAL RESOURCES, INC.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be:   IMPERIAL RESOURCES, INC.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Company shall have authority to issue is 500,000,000 shares (“Capital Stock”).  The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

500,000,000 shares of common stock, $0.001 par value ("Common Stock");

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors.  The initial board of directors shall consist of three members.  The number of directors may be changed from time to time by action of the directors of the Corporation in accordance with, and subject to the limitation on the number contained in, the ByLaws of the Corporation. The names and post office addresses of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name                                                                Address

James Payyappilly                                         2050 Russett Way
Carson City, NV  89703

Josey Sajan                                                     2050 Russett Way
Carson City, NV  89703

Tessy Francis                                                 2050 Russett Way
Carson City, NV  89703

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name                                                                Address

Justeene Blankenship                                   7069 S. Highland Dr., Suite 300
Salt Lake City, UT 84121

ARTICLE VI

RESIDENT AGENT

The name and address of the Resident Agent is as follows:

Name                                                                Address

Budget Corp.                                               2050 Russett Way
Carson City, NV  89703

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of August 2007.

_JUSTEENE BLANKENSHIP
Justeene Blankenship